Exhibit 99.1

Century Reports First Quarter 2009 Results
MONTEREY, CA. April 21, 2009 -- Century Aluminum Company (NASDAQ:CENX) today reported a net loss of $114.6 million ($1.77 per basic and diluted share) for the first quarter of 2009. Quarterly results were negatively impacted by a charge of $24.3 million ($0.38 per basic and diluted share) related to employee separation expenses, supplier payments and other costs resulting from production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters.

In the first quarter of 2008, the company reported a net loss (as adjusted to reflect the implementation of FASB Staff Position APB 14-1 – Accounting for Convertible Debt Instruments) of $233.9 million ($5.70 per basic share and diluted share). These results were negatively impacted by an after-tax charge of $285.9 million ($6.97 per basic share) for mark-to-market adjustments on forward contracts that did not qualify for cash flow hedge accounting. Cash used to settle forward contracts that did not qualify for cash flow hedge accounting was $52.3 million.

Recent highlights included:

•	Century has curtailed 28 percent of its global primary aluminum capacity since December 2008. This amount represents approximately 42 percent of our U.S. primary aluminum capacity.
o
The Ravenswood, WV smelter was completely curtailed in February, following the curtailment of one of the plant’s four potlines in December 2008. Ravenswood’s production capacity is approximately 14,170 tonnes per month.

o	One of the five potlines at the Hawesville, KY smelter was curtailed in March, reducing primary aluminum capacity by 4,370 tonnes per month.
•	The jointly-owned alumina refinery in Gramercy, Louisiana reduced its production of smelter grade alumina to 50 percent of capacity, or a total of approximately 500,000 tonnes per year.
•
As a result of the U.S. plant curtailments, total primary aluminum shipments of 165,488 tonnes decreased 17 percent from the first quarter of 2008. Toll shipments from Iceland of 68,096 tonnes increased two percent from the first quarter of 2008.

•	In February, we sold 24.5 million shares of common stock in a public offering, raising net proceeds of approximately $104 million.
•	During the quarter, we received federal tax refunds totaling approximately $90 million.

Sales for the first quarter of 2009 were $224.6 million, compared with $471.1 million for the first quarter of 2008. Shipments of primary aluminum for the 2009 first quarter were 165,488 metric tonnes, compared with 199,721 metric tonnes shipped in the year-ago quarter.

"We took aggressive actions during the quarter to prepare Century for a prolonged period of weak aluminum markets," said president and chief executive officer Logan W. Kruger.  “Importantly, the steps we have taken and those we continue to pursue are aimed at establishing Century as a survivor when industry conditions improve.  To this end, we have curtailed a significant portion of our U.S. capacity and have meaningfully improved the Company's financial liquidity.  We are committed to taking additional actions to improve our position further and are hard at work on a number of fronts.  Looking to the future, we continue to evaluate a path forward for the Helguvik, Iceland, greenfield smelter.  This project remains an outstanding future growth opportunity that will ultimately benefit from reductions in construction costs that have resulted from the global economic downturn.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.
- ### -
Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Helga Gunnarsdottir, Director-Corporate Finance, NBI hf.
Astros Vidarsdottir, Senior Manager-Corporate Finance, NBI hf.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2009	2008
NET SALES:		As Adjusted
Third-party customers	$170,414	$356,893
Related parties	54,173	114,249
	224,587	471,142

COST OF GOODS SOLD	296,948	375,147

GROSS PROFIT (LOSS)	(72,361)	95,995

OTHER OPERATING EXPENSES	24,332	-
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,120	18,866

OPERATING INCOME (LOSS)	(106,813)	77,129

INTEREST EXPENSE – Net	(7,318)	(5,509)
INTEREST INCOME – RELATED PARTIES	142	-
NET LOSS ON FORWARD CONTRACTS	(3,602)	(448,308)
OTHER EXPENSE – Net	(242)	(533)

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(117,833)	(377,221)

INCOME TAX BENEFIT	4,096	138,892

LOSS BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(113,737)	(238,329)

EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	(887)	4,393

NET LOSS	$(114,624)	$(233,936)

LOSS PER COMMON SHARE
Basic – Net loss	$(1.77)	$(5.70)
Diluted – Net loss	$(1.77)	$(5.70)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	64,608	41,040
Diluted	64,608	41,040

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS		As Adjusted
Current Assets:
Cash	$267,492	$129,400
Restricted cash	865	865
Short-term investments	-	13,686
Accounts receivable – net	34,517	60,859
Due from affiliates	12,158	39,062
Inventories	112,753	138,111
Prepaid and other current assets	23,557	99,861
Deferred taxes - current portion	-	32,290
Total current assets	451,342	514,134
Property, plant and equipment – net	1,329,956	1,340,037
Intangible asset - net	28,490	32,527
Due from affiliates – less current portion	7,599	7,599
Other assets	160,642	141,061
Total	$1,978,029	$2,035,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$80,189	$102,143
Due to affiliates	62,920	70,957
Accrued and other current liabilities	64,172	58,777
Accrued employee benefits costs – current portion	12,070	12,070
Convertible senior notes	154,691	152,700
Industrial revenue bonds	7,815	7,815
Total current liabilities	381,857	404,462

Senior unsecured notes payable	250,000	250,000
Revolving credit facility	-	25,000
Accrued pension benefit costs – less current portion	49,336	50,008
Accrued postretirement benefits costs – less current portion	180,464	219,539
Other liabilities	42,023	33,464
Deferred taxes	65,443	71,805
Total noncurrent liabilities	587,266	649,816

Shareholders’ Equity:
Preferred stock (one cent par value, 5,000,000 shares authorized; 153,555 shares outstanding at March 31, 2009 and 155,787 at December 31, 2008)	2	2
Common stock (one cent par value, 100,000,000 shares authorized; 74,139,488 shares outstanding at March 31, 2009 and 49,052,692 at December 31, 2008)	741	491
Additional paid-in capital	2,377,310	2,272,128
Accumulated other comprehensive loss	(100,190)	(137,208)
Accumulated deficit	(1,268,957)	(1,154,333)
Total shareholders’ equity	1,008,906	981,080
Total	$1,978,029	$2,035,358

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:		As Adjusted
Net loss	$(114,624)	$(233,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized net loss on forward contracts	1,817	395,930
Accrued plant curtailment costs	18,235	-
Depreciation and amortization	20,845	20,785
Lower of cost or market inventory adjustment	2,271	-
Deferred income taxes	25,548	(144,331)
Pension and other post retirement benefits	4,112	4,177
Stock-based compensation	(90)	8,470
Excess tax benefits from share based compensation	-	(499)
Undistributed earnings of joint ventures	887	(4,393)
Change in operating assets and liabilities:
Accounts receivable – net	26,342	(6,356)
Purchase of short-term trading securities	-	(108,536)
Sale of short-term trading securities	13,686	127,450
Due from affiliates	26,904	(8,513)
Inventories	4,761	(12,802)
Prepaid and other current assets	74,187	2,710
Accounts payable, trade	(12,201)	12,797
Due to affiliates	(8,037)	24,542
Accrued and other current liabilities	(9,887)	(18,974)
Other – net	(20)	329
Net cash provided by operating activities	74,736	58,850

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,184)	(8,915)
Nordural expansion	(6,501)	(7,389)
Net cash used in investing activities	(15,685)	(16,304)

CASH FLOWS FROM FINANCIING ACTIVITIES:
Repayment under revolving credit facility	(25,000)	-
Excess tax benefits from share based compensation	-	499
Issuance of common stock – net of issuance costs	104,041	1,543
Net cash provided by financing activities	79,041	2,042

NET INCREASE IN CASH	138,092	44,588

CASH, BEGINNING OF PERIOD	129,400	60,962

CASH, END OF PERIOD	$267,492	$105,550

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)				Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2009
1st Quarter	97,392	214,712	$0.72	68,096	150,126	$71,048
2008
1st Quarter	133,004	293,223	$1.17	66,717	147,086	$127,177

(1)	Does not include Toll shipments from Nordural Grundartangi